SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2008

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26-1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3240 El Camino Real, Suite 230, Irvine, CA  92602

(Address of Principal Executive Offices)(Zip Code)

(714) 824-3000

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01- Entry into a Material Definitive Agreement.

On May 28, 2008, DigitalPost Interactive, Inc. ("DigitalPost") entered into a 5-year agreement with Online Solutions, LLC, (“OS”) an affiliate of Kiddie Kandids Holdings, LLC ("Kiddie Kandids"), one of the largest national photography studio chains in the United States.

Under the terms, DigitalPost agrees to provide, host, and maintain a new digital family media-sharing service based on its TheFamilyPost.com service which OS agrees to launch through Kiddie Kandids retail stores nationwide. The new online service will enable Kiddie Kandids customers to enjoy their own, personalized family website for between $4.95 and $11.95 a month that they can use to share a lifetime of photos, professional portraits, videos, stories and more.

With millions of satisfied customers, 1,600 employees, and more than 180 state-of-the-art studios in malls and retail outlets across America, Kiddie Kandids is one of the largest portrait studios in the country. Founded in 1974, Kiddie Kandids is a leader in high-quality children’s portrait studios, specializing in newborn, infant, toddler, and pre-school photography.

As part of the agreement terms, a “soft launch” of the new family website service is expected in the third quarter of  2008, followed by a “hard launch” in the fourth quarter of 2008. As part of the hard launch, Kiddie Kandids employees will market the family website service directly to customers at the time of their sittings, giving them a unique, 1-on-1 opportunity to sell subscriptions to Kiddie Kandids numerous customers who are actively looking to share and enjoy their photo memories.

DigitalPost agrees to pay OS 50% of the ongoing monthly net fees received by DigitalPost for active, paying customer subscriptions during the term of the agreement, and 15% profit share of non-portrait photo merchandise sold through the family websites.  OS also agrees to bundle the service with other Kiddie Kandids incentives such as discounted prints, and to offer free trial subscriptions to the service for a term of 2 weeks. After 30,000 paid subscriptions, DigitalPost agrees to pay one-half of all pre-approved marketing incentives up to a maximum of 5% of DigitalPost’s revenue share.

Further, OS agrees to make the Kiddie Kandids family website platform accessible through its corporate website, which its customers can log in to create and manage their family website.

In addition, DigitalPost agrees to grant OS options to purchase up to 6,025,000 shares in aggregate of common stock of DigitalPost at an exercise price of $0.187 per share.  These options vest based upon OS achieving and referring a certain number of paid website subscriptions as follows:  202,500 option shares become vested for each 10,000 website subscriptions paid up to the first 100,000 cumulative websites; and 100,000 option shares become vested for each 10,000 website subscriptions paid thereafter up to a maximum of 500,000 cumulative website subscriptions for an aggregate of 6,025,000 options shares vested.

Item 9.01—Financial Statement and Exhibits

99.01	Agreement between DigitalPost Interactive, Inc. and Online Solutions, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       June 2, 2008